CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2020 relating to the financial statements of Evofem Biosciences, Inc. appearing in Annual Report on Form 10-K of Evofem Biosciences, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA
January 28, 2021